Exhibit 99.1

Performant Financial Corporation Provides Update on Form 10-K Filing; Announces Changes to its Board of Directors

Livermore, Calif., March 30, 2020 - Performant Financial Corporation (Nasdaq: PFMT), (the “Company”), a leading provider of technology-enabled recovery and related analytics services in the United States, today provided an update with regards to its Form 10-K for the year ended December 31, 2019 and announced the resignation of Jeffrey S. Stein from the Company’s Board of Directors.

Due to the outbreak of, and local, state and federal governmental responses to, the coronavirus disease (“COVID-19”) pandemic, the Company has filed for an extension for its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), originally due on March 30, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

Because the Company’s operations and business have experienced disruptions due to the conditions surrounding the COVID-19 pandemic , the Company will be relying on the Order and will be making use of the 45-day grace period provided by the Order to delay filing of its Annual Report. The Company plans to file its Annual Report by no later than May 14, 2020, 45 days after the original due date of its Annual Report.

Separately, the Company today also announced the resignation of Jeffrey S. Stein from Performant’s Board of Directors and all related committee appointments. Mr. Stein’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations or practices.

The Nominating and Governance Committee of the Board plans to immediately begin a search and selection process to fill Mr. Stein’s seat, with a focus on selecting a new member with the experience to provide guidance to support the Company’s ongoing growth plans.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Certain of the statements contained in this report should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products or services, global supply chains and economic activity in general. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com